UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  December 22, 2008

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town And Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of principal executive offices)

(972) 668-8800
(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers;  Compensatory Arrangements of Certain Officers.

Comstock Resources, Inc. (the "Company") has entered into amended and restated employment agreements with M. Jay Allison, its Chief Executive Officer and President, and Roland O. Burns, its Senior Vice President, and Chief Financial Officer. These agreements have been amended with an effective date of January 1, 2009, to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A").  The revisions add certain definitions to the agreements that are intended to comply with the requirements of Section 409A.  Section 409A requires, in some circumstances, that severance pay to Messrs. Allison and Burns be delayed and paid to them no earlier than six months following their termination of employment.  This restriction has been added.  The Company will pay interest (at the short-term federal rate set by the IRS) on the deferred amounts.  If the delay occurs following a change of control, the agreements provide that the severance payment amounts will be immediately deposited by the Company into a trust held by an independent bank trustee, to be invested by the bank for the benefit of the executives.

Copies of these amended and restated employment agreements are attached hereto as Exhibits 99.1 and 99.2.

Item 9.01                                Financial Statements and Exhibits

Exhibit 99.1	Amended and Restated Employment Agreement – M. Jay Allison.
Exhibit 99.2	Amended and Restated Employment Agreement – Roland O. Burns

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: December 23, 2008	By:	/s/ M. JAY ALLISON
M. Jay Allison
President and Chief Executive Officer